UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: October 26, 2005

(Date of earliest event reported)

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

California	0-28568	95-2920557
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 E. Bonita Avenue

Pomona, California 91767

(Address of principal executive offices, including zip code)

(909) 624-8041

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 26, 2005, the Board of Directors revised the compensation to be paid the Members for their services as Board members. Effective November 1, 2005, each member of the Board of Directors (except for Richard L. Keister, the President and Chief Executive Officer of the Company) will receive an annual retainer of $72,000. Of this amount, $36,000 will be paid quarterly in cash and $36,000 will be in the form of an annual grant of restricted stock based upon the closing price of the Company’s Common Stock on the date of the annual meeting of stockholders. In addition to the above, Ronald Foster is paid $85,000 per year for services rendered as the Chairman.

In addition, the Chairman of the Audit Committee will receive an annual retainer of $10,000, the Chairman of the Compensation Committee will receive a $7,500 and the Chairman of the Nominating Committee will receive $6,500. In addition, members of each of the outstanding committees will be paid $1,250 for each meeting of a committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2005

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

By:	/s/ James C. Lockwood
James C. Lockwood Secretary